Exhibit 5

LAW OFFICES

Silver, Freedman, Taff & Tiernan LLP

A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

3299 K Street, N.W., SUITE 100

WASHINGTON, D.C. 20007

PHONE: (202) 295-4500

FAX: (202) 337-5502 or (202) 337-5503

WWW.SFTLAW.COM

March 11, 2019

VIA EDGAR

Richmond Mutual Bancorporation, Inc.

31 North 9th Street

Richmond, Indiana 47374

Ladies and Gentlemen:

We have acted as special counsel to Richmond Mutual Bancorporation, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), as described in the Company’s Registration Statement on Form S-1 (the “Registration Statement”). In this regard, we have examined the Company’s Articles of Incorporation and Bylaws, the Registration Statement, resolutions of the Board of Directors of the Company, and such other documents and matters of law as we deemed appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that the Shares, upon the declaration of the effectiveness of the Registration Statement and when issued in accordance with the terms of the Plan of Reorganization and Stock Offering of First Mutual of Richmond, Inc., a Delaware chartered non-stock mutual holding company, upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the references to Silver, Freedman, Taff & Tiernan LLP under the heading “Legal and Tax Opinions” in the Prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Silver, Freedman, Taff & Tiernan LLP SILVER, FREEDMAN, TAFF & TIERNAN LLP